SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2006

EBIX, INC.

(Exact name of registrant
as specified in its charter)

Delaware	0-15946	77-0021975
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1900 East Golf Road, Schaumburg, Illinois		60173
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 789-3047

(Former name or former address, if changed since last report.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 2, 2006, Ebix, Inc. (“Ebix”) announced the merger with Finetre Corporation (“Finetre”) effective October 1, 2006.  Finetre will become a separate division within Ebix.  Ebix has paid Finetre shareholders $13 million for substantially all of Finetre stock, and Finetre shareholders retain the right to earn up to $3 million in additional payments over two years if certain revenue and net income targets of the Finetre division of Ebix are met. Finetre previously operated as  a Northern Virginia-based ASP software technology firm focusing on transaction processing and compliance automation in the financial services industry.

A copy of the Agreement and Plan of Merger by and among Ebix, Finetre and Steven F. Piaker, as Shareholders’ Representative  is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 2.1	Agreement and Plan of Merger by and among Ebix, Finetre and Steven F. Piaker, as Shareholders’ Representative dated September 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Richard J. Baum
Richard J. Baum
Executive Vice President — Finance and
Administration, Chief Financial Officer
And Secretary

Dated: October 4, 2006